UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 5, 2006

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-113863	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2006, an affiliate of Paladin Realty Income Properties, Inc. (the “Company”) purchased a 70% membership interest (the “Property Interest”) in Springhurst Housing Partners, LLC (“Springhurst”), a single-purpose limited liability company that owns Champion Farms Apartments at 3700 Springhurst Boulevard in Louisville, Kentucky (“Champion Farms”), pursuant to a Membership Interest Purchase and Sale Agreement, dated May 10, 2006, (the “Purchase Agreement”) with Bradley B. Chambers, a resident of the state of Indiana, and Buckingham Investment Corporation, an Indiana corporation (collectively the “Sellers”), and Springhurst. A copy of the Purchase Agreement is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2006 and is incorporated herein by reference.

The Company affiliate is PRIP 3700, LLC, a single purpose limited liability company formed for the purpose of this acquisition. PRIP 3700, LLC is a wholly owned subsidiary of Paladin Realty Income Properties, L.P. (“Paladin OP”).

The Sellers continue to own the remaining 30% interest in Springhurst. The Sellers are unaffiliated with the Company and its affiliates.

Our investment in the Property Interest, after prorations and adjustments, was $4,790,000 (including $310,000 in closing costs). The total appraised value of Champion Farms is $23,500,000.

Champion Farms is a 264-unit luxury multifamily rental community built in 2000. The apartment complex is located in an affluent and growing neighborhood of Louisville, with access to nearby retail centers, schools and transportation routes. The property has an aggregate of 248,442 square feet of rentable area and was approximately 92.4% occupied as of June 1, 2006. The Company believes that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

In connection with the closing, Springhurst put in place a new, interest-only, fixed-rate mortgage loan in an amount of $16,350,000 on the property. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The estimated balance to be due at the maturity date is $16,350,000. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

In connection with the closing, the joint-venture operating agreement for Springhurst was amended on June 1, 2006 to admit PRIP 3700, LLC as a member with a 70% membership interest and Buckingham Springhurst, LLC, an affiliate of the Sellers, as the other member with a 30% membership interest. The operating agreement provides, among other things, that PRIP 3700, LLC is obligated to purchase up to 20% of the membership interests in Springhurst owned by Buckingham Springhurst, LLC at a fixed price of $67,500 per 1% additional interest. Buckingham Springhurst, LLC can exercise this right any time after the first anniversary of the closing if certain financial requirements have been met. The operating agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Buckingham Management, L.L.C., an affiliate of Buckingham Springhurst, LLC, has been designated as the Property Manager of Champion Farms. Springhurst and Buckingham Management, LLC will enter into a property management agreement that provides for an initial one-year term with automatic one-year renewals, termination by either the Company or the property manager for cause or upon a sale of Champion Farms and a management fee payable monthly in arrears equal to four percent, which may be reduced in certain circumstances.

The acquisition of the Property Interest was partially funded through the assignment of proceeds from a note by and between Paladin Realty Partners, LLC (“Paladin Realty”) and Wachovia Bank, N.A. dated May 30, 2006 (the “Paladin Realty note”) to the Company in the amount of $3.1 million, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP 3700, LLC. The Paladin Realty note was personally guaranteed by James R. Worms, the Company’s President, John A. Gerson, the Company’s Chief Financial Officer, and Michael B. Lenard, the Company’s Executive Vice President, Secretary and Counsellor. Paladin Realty is the Company’s sponsor and the Company’s executive officers are also officers and principals of Paladin Realty. Payments on the Paladin Realty note are due in consecutive monthly payments of accrued interest only, commencing July 1, 2006, and continuing on the same day of each month thereafter until fully paid. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and the Company (the “Company note”) on substantially similar terms as the Paladin Realty note. The Company note provides for a loan in the amount of $3.1 million, with an interest rate based on LIBOR plus 2.25%. Payments on the Company note are due in consecutive monthly payments of accrued interest only, commencing on July 1, 2006, and continuing on the same day of each month thereafter until fully paid. The principal and accrued interest on the Company note are due on demand. In the event of a default by the Company under the Company note including nonpayment, false warranty, bankruptcy or certain changes in the Company’s structure or business, Paladin Realty may accelerate the maturity of the Company note, and charge additional interest at a rate of 3%. A copy of the Company note is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To be filed by amendment. Pursuant to Item 7 of Form 8-K, the registrant hereby undertakes to file financials statements filed in response to this item on an amendment to the Current Report on Form 8-K no later than 75 calendar days after June 5, 2006.

(b)	Pro Forma Financial Information.

To be filed by amendment. Pursuant to Item 7 of Form 8-K, the registrant hereby undertakes to file financials statements filed in response to this item on an amendment to the Current Report on Form 8-K no later than 75 calendar days after June 5, 2006.

(c)	Exhibits

10.1	Amended and Restated Operating Agreement of Springhurst Housing Partners, LLC, dated June 1, 2006, by and between PRIP 3700, LLC and Buckingham Springhurst, LLC.

10.2	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of June 1, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: June 9, 2006	By:	/s/ John A. Gerson
John A. Gerson
Chief Financial Officer

EXHIBIT INDEX

10.1	Amended and Restated Operating Agreement of Springhurst Housing Partners, LLC, dated June 1, 2006, by and between PRIP 3700, LLC and Buckingham Springhurst, LLC.

10.2	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of June 1, 2006.